SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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FULLPLAY MEDIA SYSTEMS, INC.
(Name of Registrant as Specified In Its Certificate)

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FULLPLAY MEDIA SYSTEMS, INC.
12600 S.E. 38th Street, Suite 150
Bellevue, Washington 98006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 20, 2002

TO THE SHAREHOLDERS OF FULLPLAY MEDIA SYSTEMS, INC.:

The 2002 annual meeting of shareholders of Fullplay Media Systems, Inc. (the “Company”), will be held on November 20, 2002 at 3:00 p.m. at the offices of the Company’s legal counsel, Riddell Williams P.S., 1001 4th Avenue Plaza, Suite 4500, Seattle, Washington, for the following purposes, as more fully described in the accompanying proxy statement:

(1)	To elect the following five nominees to serve as directors until their terms expire:

Class 1:	John David Risher James Cady
Class 2:	Anthony Bay Dennis Tevlin
Class 3:	Peter Miller

(2)	To ratify the appointment of Peterson Sullivan P.L.L.C. as independent auditors of the Company for the fiscal year ending December 31, 2002;

(3)	To consider and vote upon a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 90,000,000; and

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on September 25, 2002 will be entitled to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Dennis Tevlin
President, Chief Executive Officer and Director

Bellevue, Washington
October 9, 2002

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU SHOULD COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY.

Fullplay Media Systems, Inc.
12600 S.E. 38th Street, Suite 150
Bellevue, Washington 98006

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Fullplay Media Systems, Inc., a Washington corporation (“Fullplay” or the “Company”), for use at its 2002 annual meeting of shareholders to be held on November 20, 2002 at 3:00 p.m. at the offices of the Company’s legal counsel, Riddell Williams P.S., 1001 4th Avenue Plaza, Suite 4500, Seattle, Washington.

The address of Fullplay’s principal executive offices is 12600 S.E. 38th Street, Suite 150, Bellevue, Washington 98006.

This proxy statement and the accompanying proxy are first being mailed to shareholders on or about October 9, 2002.

At the annual meeting, the holders of the Company’s Common Stock and Series A Preferred Stock will (1) elect a staggered board of five directors, (2) consider and vote on a proposal to ratify the appointment of Peterson Sullivan P.L.L.C. as independent auditors, (3) consider and vote upon a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 90,000,000, and (4) transact such other business as may properly come before the meeting and any adjournments thereof.

Only the holders of record of Common Stock and Series A Preferred Stock as of the close of business on September 25, 2002, will be entitled to vote at the meeting or any adjournment thereof. As of the record date, there were 19,184,976 shares of Common Stock and 1,978,415 shares of Series A Preferred Stock outstanding and entitled to vote. The presence at the annual meeting of a majority of such shares, represented in person or by proxy, is required for a quorum at the meeting.

Each shareholder is entitled to one vote for each share of Common Stock or Series A Preferred Stock held as of the record date. Under Washington law and the Company’s Articles of Incorporation, if a quorum exists at the meeting: (a) the five candidates receiving the highest number of affirmative votes will be elected as directors; (b) the proposal to ratify the appointment of auditors will be approved if the number of votes cast for the proposal exceeds the number of votes cast against it; and (c) the proposal to amend the Company’s Articles of Incorporation will be approved if holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock, voting together, and a majority of the outstanding shares of Common Stock, voting as a separate class, approve the amendment.

Shareholders may withhold authority to vote for one or more of the nominees for director, may abstain from voting on the proposal to ratify the appointment of auditors, and may abstain from voting on the proposal to amend the Company’s Articles of Incorporation. Withholding authority from voting for one or more of the nominees for director will make it less likely that the nominee will be one of the five nominees for director who receives the highest number of affirmative votes. Abstention from voting on the proposal to ratify the appointment of auditors will have no effect, since approval of this proposal is based solely on the number of votes actually cast. Abstention from voting on the proposal to amend the Company’s Articles of Incorporation will have the same effect as a vote against the proposal. Abstentions will be considered present at the meeting for purposes of determining a quorum. Since brokerage firms holding shares in their street name will have discretion to vote their customers’ shares on these matters, there can be no broker non-votes.

Shareholders who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a shareholder may be revoked or superseded (i) by executing a later dated proxy, (ii) by giving notice of revocation to the Secretary, Fullplay Media Systems, Inc., 12600 S.E. 38th Street, Suite 150, Bellevue, Washington 98006, in writing prior to or at the meeting or (iii) by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. To the extent instructions are not given in the proxy, the proxy will be voted “FOR” each of the nominees for director, “FOR” the ratification of the appointment of Peterson Sullivan P.L.L.C. as independent auditors, and “FOR” the amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 90,000,000.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of five individuals. The Company’s Articles of Incorporation provide for staggering the terms of the directors by dividing them into three classes as nearly equal as possible in size.

Each of the Company’s current directors was appointed to fill a vacancy on the board. Under Washington law, each director appointed to fill a vacancy must stand for election at the next meeting of shareholders at which directors are elected. Therefore, the Company has nominated each of its current directors to stand for election at the annual meeting and has designated that they be assigned to the three classes of the board as follows:

Class 1	(two positions with terms expiring in 2005) John David Risher James Cady

Class 2	(two positions with terms expiring in 2004) Anthony Bay Dennis Tevlin

Class 3	(one position with term expiring in 2003) Peter Miller

Certain information concerning the five nominees for director is set forth below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. IT IS INTENDED THAT SHARES REPRESENTED BY THE PROXIES WILL BE VOTED “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF THE PERSONS NAMED BELOW UNLESS AUTHORITY TO VOTE FOR NOMINEES HAS BEEN WITHHELD IN THE PROXY.

Directors

The director nominees of the Company are as follows:

Name	Age	Position
Dennis Tevlin	42	President, Chief Executive Officer and Director
Anthony Bay	46	Director
James Cady	42	Director
Peter Miller	46	Director
John David Risher	37	Director

Dennis Tevlin was appointed Chief Executive Officer on October 20, 2000 after having been appointed President on July 10, 2000. He has served on the Board of Directors since October 2000. He joined the Company in April 2000 as an advisory board member. Mr. Tevlin is a former Microsoft executive and a veteran of the music industry. While at Microsoft from 1992 until 1999, Mr. Tevlin held several senior positions including General Manager of MSN and Director of Marketing for Microsoft Office. Prior to Microsoft, Mr. Tevlin held various marketing and business development positions with ITT Information Systems and Alcatel NV. In addition Mr. Tevlin has owned and operated his own record label, produced concerts, and performed. Mr. Tevlin holds an MBA from Cornell University and a BA from the University of Oregon.

Anthony Bay has served as a director since July 2002. Mr. Bay is an advisor to technology companies and a private venture investor, and currently also serves as a director of Loudeye Technologies, Inc. and European Capital Ventures. Mr. Bay most recently served as vice president of Microsoft’s Digital Media Division through the first quarter of 2000, where he was responsible for management and development of the company’s multimedia, streaming media and digital rights management technologies. He also served as general manager of Microsoft’s Commercial Systems Division, where he oversaw core components of Microsoft’s Internet services platform, including streaming media, ISP/carrier infrastructure, eSite development and electronic commerce. Mr. Bay joined Microsoft in 1994 as part of the Microsoft Network management team, where he was responsible for Internet strategy, engineering and all MSN development. Prior to Microsoft Mr. Bay worked for eight years at Apple Computer, where he held several manager positions. Before joining Apple, Mr. Bay was a principal in two Silicon Valley start-up companies: Grapevine Communications, an online services company, and Groupware Systems, a workgroup applications company.

James Cady has served as a director since July 2002. Mr. Cady currently serves as the president and as a director of WatchGuard Technologies, Inc., a Nasdaq company with over 300 employees headquartered in Seattle. Mr. Cady served as chief operating officer of WatchGuard from July 2001 to November 2001. Prior to joining WatchGuard, Mr. Cady served as president of SONICblue’s Rio division from March 1998 to June 2001. From September 1995 to March 1998, Mr. Cady was an executive at Diamond Multimedia, a leading vendor of computer and networking hardware, which was acquired by SONICblue in 1999. Prior to that, Mr. Cady was executive vice president and chief operating officer of Supra Corp. Mr. Cady has also held positions with The Moore Company and Atari Corp.

Peter Miller has served as a director since December 1999. Mr. Miller has served as a director and chief operating officer of Innovative Research Labs, a medical equipment accessories company, since 1998. Prior to joining Innovative Research Labs, Mr. Miller served as an attorney in the legal department of Microsoft from 1987 to 1998. Mr. Miller also serves on the board of trustees of the Seattle Biomedical Research Institute, a non-profit infectious disease research institute.

John David Risher has served as a director since July 2002. From February 1997 to March 2002, Mr. Risher served in various positions at Amazon.com, including Senior Vice President, Marketing and Merchandising, and Vice President, Product Development, where he was responsible for developing new lines of business. Before joining Amazon.com, Mr. Risher founded and managed Microsoft Investor, Microsoft’s web property for personal investment. From 1991 to 1995, he held a variety of management positions within Microsoft, including Microsoft Access Product Unit Manager.

All of the nominees are presently directors of the Company. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

Board of Directors Meetings and Attendance

The Board of Directors held four meetings during 2001. Neither of the individuals who were directors during 2001 attended less than 75% of the meetings of the Board and any committee of which the director was a member. The Board of Directors has constituted a compensation committee consisting of Messrs. Bay, Miller and Risher, an audit committee consisting of Messrs. Bay, Cady and Risher, a nominating committee consisting of Messrs. Miller, Risher and Tevlin, and a technology committee consisting of Messrs. Bay and Tevlin.

Committees of the Board of Directors

Audit Committee.    The Audit Committee is comprised of three independent (as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards) directors selected by the Board of Directors of the Company. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company’s independent auditors and to otherwise communicate and act upon matters relating to the review and audit of the Company’s books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company. In addition, the Audit Committee makes recommendations to the Board of Directors with respect to the selection of the Company’s independent auditors and reviews and evaluates the Company’s control functions. The audit committee was initially constituted in July 2002. The Board of Directors has not adopted a written charter for the Audit Committee. During 2001, the entire Board of Directors performed the functions of the Audit Committee.

Compensation  Committee.    The Compensation Committee is comprised of three independent (as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards) directors selected by the Board of Directors of the Company. Duties of the Compensation Committee include reviewing the performance of the executive officers of the Company and reviewing the compensation programs for other key employees, including salary and cash incentive payment levels and option grants under the Company’s stock option plan. The Compensation Committee met once in 2001.

Nominating Committee.    The Nominating Committee is comprised of three directors selected by the Board of Directors of the Company. The Nominating Committee makes recommendations concerning the qualifications of prospective candidates to fill vacancies on, or to be elected or reelected to, the Board of Directors. The Nominating Committee also makes recommendations to the Board of Directors concerning candidates for election as Chief Executive Officer of the Company, election of other corporate officers and succession planning for senior management. Any shareholder recommendations for nominations to the Board for consideration by the Nominating Committee for the 2003 annual meeting of shareholders should be forwarded to the Nominating Committee, c/o Fullplay Media Systems, Inc, 12600 S.E. 38th Street, Suite 150, Bellevue, WA 98006 so as to be received no later than February 15, 2003. The Nominating Committee did not meet in 2001. During 2001, the Board of Directors as a whole performed the duties of the Nominating Committee.

Technology Committee.    The Technology Committee is comprised of two directors selected by the Board of Directors of the Company. The Technology Committee regularly reviews the research and development efforts of the Company to ensure that they prudently support the overall business objectives and strategies of the Company. The Technology Committee also reviews and evaluates trends in the marketplace for the Company’s products and services and assesses the technologies vital to maintaining the Company’s position as a leading designer of embedded software and hardware solutions for the converging Internet, digital media, entertainment and consumer electronics markets. The Technology Committee was first constituted in September 2002.

Report of the Audit Committee

During 2001 and the first two quarters of 2002, the Board of Directors as a whole performed the duties of the Audit Committee. The Board of Directors reviewed and discussed the Company’s audited financial statements with management, discussed with Peterson Sullivan P.L.L.C., the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61), received the written disclosures and the letter from Peterson Sullivan P.L.L.C. required by Independence Standards Board Standard No. 1 and discussed with Peterson Sullivan P.L.L.C. its independence.

Based upon the review and discussions of the Board of Directors with respect to the items listed above, the Board of Directors recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

The members of the Board of Directors during 2001 and the first two quarters of 2002 were Dennis Tevlin, Peter Miller, Curt Blake*, Brent Nelson*, and Mark Phillips*.

Respectfully submitted,

Dennis Tevlin

Peter Miller

* Messrs. Blake, Nelson, and Phillips no longer serve on the Board of Directors.

Directors’ Fees

Non-employee directors are paid $10,000 per year and they participate in the 2000 Stock Option Plan. Upon first joining the board, a non-employee director receives non-statutory options to purchase 120,000 shares of Common Stock at the then fair market value of the stock. These options have a ten-year term and become exercisable in equal installments on each of the three anniversaries of the date of grant. The options may be exercised at any time before their expiration. Additionally, for his service on the technology committee, Mr. Bay receives $5,000 per year and also received a one time grant of a ten-year non-statutory option to purchase 10,000 shares of Common Stock at an exercise price of $.40 per share which becomes fully exercisable on July 1, 2003.

OTHER EXECUTIVE OFFICERS

Mark Phillips was appointed as Chief Technology Officer and Senior Vice President, Research and Development of the Company in October 2000 after having been appointed Chief Technology Officer in January 1999. He served on the Board from December 2000 to June 30, 2002. Mr. Phillips has been employed with the Company since January 1998, serving as a senior software engineer and developer. Prior to that time Mr. Phillips served as a senior software engineer and developer for Saltmine Creative, Inc., a software company, from July 1997 to January 1998, for Oo-moja Software, a software company, from December 1996 to July 1997, and for MetaBridge, Inc., a software company from June 1996 to July 1997. In addition, Mr. Phillips worked as a developer with the University of Washington Human Interface Technologies Lab from September 1996 to July 1997. Mr. Phillips participates as a member of the University of Washington’s Advisory Board for Embedded Systems. Mr. Phillips earned his B.A. in Comparative History of Ideas, with a minor in Architecture Design from the University of Washington.

Tim Davis was appointed Chief Operations Officer in March 2001 after having been appointed Vice President of Program Management in October 2000. From November 1998 to June 2000 Mr. Davis was the Chief Technology Officer for Scalable Software Corporation. From November 1996 to June 1998 Mr. Davis served as Vice President, Product Development for Intergram Corporation, which filed for bankruptcy protection in July 1998. From 1995 to 1996 Mr. Davis was a development manager for Microsoft Corporation and from 1992 to 1995 he was a software development manager at Mission Critical Software. Mr. Davis has a B.S. in Mathematical Physics from UCLA.

Richard Barber was appointed Chief Financial Officer in January 2001. From 1991 to 2000 he held various positions at KPMG LLP. Most recently he was a senior manager in the assurance department. Mr. Barber has a B.S. in Business Administration and Accounting from Gonzaga University and is a Certified Public Accountant and Certified Management Accountant.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth all compensation earned during each of the last three years by the CEO and executive officers whose total annual salary and bonus for fiscal year ended December 31, 2001 exceeded $100,000 (the “named executive officers”).

	Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)			Bonus ($)		Securities Underlying Options/SARs (#)
Dennis Tevlin, President and Chief Executive Officer	2001 2000	$ $	135,577 55,289	(1)		$25,000 —	680,000 1,740,000

Mark Phillips, Chief Technology Officer and Senior Vice President, Research and Development	2001 2000 1999	$ $ $	122,115 108,462 98,384		$ $	12,500 — 25,000	— 890,000 805,000

Tim Davis, Chief Operating Officer and Vice President of Program Management	2001 2000	$ $	104,038 12,115	(2)		— —	100,000 300,000

Richard Barber, Chief Financial Officer, Vice President of Finance, Secretary and Treasurer	2001		$105,769			—	400,000

(1)	Mr. Tevlin became President on July 10, 2000 and Chief Executive Officer on October 20, 2000.
(2)	Mr. Davis became Vice President of Program Management on October 30, 2000.

Option Grants in Last Fiscal Year

The following table sets forth the options granted to the named executive officers during 2001.

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Dennis Tevlin	680,000(1)	35%	$0.62	9/6/11
Mark Phillips	—	—	—	—
Tim Davis	100,000(2)	5%	$1.25	3/7/11
Richard Barber	400,000(3)	21%	$0.66	1/8/11

(1)
Options become exercisable as follows: 15,000 per month for 12 months beginning on October 7, 2002, 250,000 on September 6, 2002, 150,000 on September 6, 2003, 50,000 on September 6, 2004 and 50,000 on September 6, 2005.

(2)	Options become exercisable at the rate of 25% per year beginning on March 7, 2002 and each anniversary thereafter.

(3)	Options become exercisable at the rate of 25% per year beginning on January 8, 2002 and each anniversary thereafter.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2001. Also reported are the values for the named executive officers’ unexercised options at December 31, 2001.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable / Unexercisable	Value of Unexercised In-The-Money Options at FY End ($) Exercisable/ Unexercisable (1)
Dennis Tevlin	—	—	970,000 / 1,380,000	$360,180 / $773,180
Mark Phillips	—	—	1,115,000 / 532,500	$295,480 / $295,480
Tim Davis	—	—	133,333 / 266,667	—
Richard Barber	—	—	0 / 400,000	$0.00 / $265,600

(1)	Value is based upon the closing price of $1.32 per share of Common Stock on the OTC Bulletin Board on December 31, 2001.

Employment and Severance Agreements

All executive officers are employed on an at-will basis and no executive officer has a severance arrangement. Executive officer salaries are determined at the discretion of the Board of Directors. The Company is the holder of a $20,000 note from Richard Barber due January 17, 2003 that will be cancelled in the event of a decrease in timely annual compensation of $110,000 for reasons outside Mr. Barber’s control.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth the number of shares of the Company’s Common Stock beneficially owned by (i) each director of the Company; (ii) each of the named executive officers; (iii) all directors and executive officers as a group; and (iv) to the best of the Company’s knowledge, all beneficial owners of more than 5% of the outstanding shares of the Company’s Common Stock as of August 15, 2002. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated. The Company has been provided such information by its directors, nominees for directors, and executive officers.

Name and Address	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Class Common Stock Outstanding (2)
Dennis Tevlin c/o Fullplay Media Systems 12600 S.E. 38th Street, Suite 150 Bellevue, WA 98005	1,887,000(3)	9.0%

Mark Phillips c/o Fullplay Media Systems 12600 S.E. 38th Street, Suite 150 Bellevue, WA 98005	1,470,490(4)	7.1%

David Kaplan 7629 West Mercer Way Mercer Island, WA 98404	1,310,748(5)	6.7%

William Marklyn 2322 E. Aloha St. Seattle, WA 98112	1,285,760(6)	6.4%

Cirrus Logic, Inc. 4210 S. Industrial Blvd. Austin, TX 78744	1,079,136(7)	5.3%

Steven G. Wollach 10900 NE 8th, Suite 900 Bellevue, WA 98004	1,030,600(8)	5.1%

Peter Miller	205,000(8)	1.1%

Tim Davis	158,333(8)	*

Richard Barber	100,000(8)	*

Anthony Bay	—	*

James Cady	—	*

John David Risher	—	*

All Directors and Executive Officers as a Group (8 persons)	3,820,823(9)	16.7%

*	Indicates less than 1%.

(1)
Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Based on 19,184,976 shares of Common Stock issued and outstanding as of August 15, 2002.

(3)	Includes 1,817,000 shares subject to options to purchase Common Stock that are exercisable within 60 days of August 15, 2002.

(4)	Includes 1,469,500 shares subject to options to purchase Common Stock that are exercisable within 60 days of August 15, 2002.

(5)	Includes 302,480 shares of Common Stock subject to warrants.

(6)
Includes 134,844 shares of Common Stock subject to warrants, 467,625 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 233,812 shares of Common Stock issuable upon conversion of Series A Preferred Stock underlying warrants.

(7)
Consists of 719,424 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 359,712 shares of Common Stock issuable upon conversion of Series A Preferred Stock underlying warrants.

(8)	Consists entirely of shares subject to options to purchase Common Stock that are exercisable within 60 days of August 15, 2002.

(9)	Includes 3,749,833 shares subject to options to purchase Common Stock that are exercisable within 60 days of August 15, 2002.

The following table sets forth the number of shares of our Series A Preferred Stock beneficially owned by all beneficial owners of more than 5% of the outstanding shares of our Series A Preferred Stock as of August 15, 2002. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated. There are no directors, nominees for directors, or executive officers who own Series A Preferred Stock.

Name (and Address of 5% Holder) or Identity of Group	Series A Preferred Shares Beneficially Owned (1)	Percent of Class (2)
Cirrus Logic, Inc. 4210 S. Industrial Blvd. Austin, TX 78744	1,079,136(3)	46.2%

Bernd Steudle Elsaesser Strasse 7 D-75173 Pforzheim Germany	809,352(4)	36.0%

William Marklyn 2322 E. Aloha St. Seattle, WA 98112	701,437(5)	31.7%

Sanford R. Robertson Two Embarcadero Center Suite 420 San Francisco, CA 94111	269,784(6)	13.0%

Jeff Bader 3530 Cody Road Sherman Oaks, CA 91403	107,913(7)	5.4%

(1)
Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of preferred stock subject to warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage ownership of the person holding the warrants but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of preferred stock shown as beneficially owned by them.

(2)	Based on 1,978,415 shares of Series A Preferred Stock issued and outstanding as of August 15, 2002.

(3)	Includes warrants to purchase 359,712 shares of Series A Preferred Stock.

(4)	Includes warrants to purchase 269,784 shares of Series A Preferred Stock.

(5)	Includes warrants to purchase 233,812 shares of Series A Preferred Stock.

(6)	Includes warrants to purchase 89,928 shares of Series A Preferred Stock.

(7)	Includes warrants to purchase 35,971 shares of Series A Preferred Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that certain of the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file. Based solely on the Company’s review of the copies of such forms received by the Company, and on written representations from certain reporting persons, the Company believes that, in 2001, all officers, directors, and greater than ten-percent beneficial owners complied with the applicable filing requirements, except for eight reports filed late. Those reports consist of Forms 4 reporting an aggregate of six transactions filed late by Curt Blake, Peter Miller, Brent Nelson, Dennis Tevlin, Tim Davis and Richard Barber, a Form 3 filed late by Curt Blake upon becoming a director of the Company and a Form 3 filed late by Richard Barber upon becoming the Company’s Chief Financial Officer.

Certain Relationships and Related Transactions

On July 11, 1997, we entered into a three-year consulting agreement with Northwest Capital Partners, L.L.C. to serve as our financial advisor. Brent Nelson, a former director, is president and managing partner of Northwest Capital. Pursuant to the terms of the consulting agreement, we were obligated to pay Northwest Capital a fee of $5,000 per month for 36 months from December 31, 1997, in consideration for Northwest Capital’s efforts and assistance in raising capital for us. This monthly fee was decreased by mutual agreement of the parties to $3,000 beginning November 1, 1998. Under the agreement, we issued 1,200,000 shares of Common Stock to Northwest Capital in consideration for its assistance with the Neoteric Acquisition and other financings for us. Under the terms of the consulting agreement, Northwest Capital also had the right for a period of five years to nominate one director for election to our Board of Directors, and its director nominee was Brent Nelson. In addition, for a three-year period following the term of the consulting agreement, we granted to Northwest Capital a right of first refusal to act as our financial advisor. Such right expired on July 11, 2002 and Mr. Nelson resigned from the board on June 19, 2002.

In October 1998, Ryan Smith, our former Chief Executive Officer and Chairman of the Board, and John Guarino, our former Senior Vice President and a Director, resigned from their respective positions as officers and directors of the Company. On February 4, 1999, we entered into settlement agreements with each of Messrs. Smith and Guarino releasing us from all matters arising out of their prior employment with us. Pursuant to the terms of the settlement agreements, each of Messrs. Smith and Guarino granted us transferable options to purchase up to 1,680,800 shares and 900,000 shares, respectively, of our Common Stock then held by them at a purchase price of $.50 per share. As part of the settlement, in April 1999 we repurchased, of such total shares, 550,000 shares held by Mr. Smith and 400,000 shares held by Mr. Guarino, for cash payments by us to Messrs. Smith and Guarino of $275,000 and $200,000, respectively. The remaining shares subject to option were placed in escrow for predefined periods of time until the options were exercised or the options lapsed. Through August, 2000, our rights to acquire all but 50,000 (25,000 each) of the remaining shares were transferred to third parties who purchased the shares accordingly. Pursuant to the terms of the settlement agreements, each of Messrs. Smith and Guarino granted an irrevocable proxy to two of our directors at that time, Messrs. Wollach and Nelson, to vote the shares held in the escrow. In addition, each of Messrs. Smith and Guarino agreed to certain contractual restrictions on their ability to sell shares of our stock while the escrow was in effect.

In August 2000, after having sold all but 50,000 of shares under the option agreement described above, Messrs. Smith and Guarino filed suit against us, two former board members and the former CEO and Chairman of the Board. The case was tried and the Company prevailed, however, Messrs. Smith and Guarino have filed an appeal.

We have performed services for Cirrus Logic, Inc. (“Cirrus”), a beneficial owner of 46.2% of our outstanding Series A Preferred Stock and 5.3% of our outstanding Common Stock, in the ordinary course of business. Revenues from Cirrus amounted to $537,000 in 2001. We may provide additional services to Cirrus in the future.

Except as described above, within the last two years there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of any class of our stock had or will have a direct or indirect material interest.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Peterson Sullivan P.L.L.C., independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2002, and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

Peterson Sullivan P.L.L.C. has audited the Company’s financial statements annually since its fiscal year ended December 31, 1995. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

The total fees billed for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s form 10-KSB for the year ended December 31, 2001 and the reviews of the quarterly financial statements included in the Company’s forms 10-QSB for that year were $21,477.

Financial Information Systems Design and Implementation Fees

Peterson Sullivan P.L.L.C. did not perform any services or bill any fees for direct or indirect operation and/or supervision of the operation of the Company’s information systems, management of the Company’s local area network, and/or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements taken as a whole for the year ended December 31, 2001.

All Other Fees

The total fees billed for all other services rendered were $5,801 for the year ended December 31, 2001. These other services consisted primarily of tax compliance services of $2,675 and other audit related services of $3,126.

The Audit Committee has considered whether the provision of other services, including tax services, is compatible with maintaining the independence of Peterson Sullivan P.L.L.C.

Board Recommendation and Vote Required

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PETERSON SULLIVAN P.L.L.C. AS THE COMPANY’S INDEPENDENT AUDITORS.    The affirmative vote of a majority of the outstanding shares of Common Stock present or represented at the annual meeting of shareholders and cast on this proposal will be required for its approval.

PROPOSAL THREE
TO APPROVE THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK FROM 50,000,000 TO 90,000,000

The Articles of Incorporation of the Company currently authorize an aggregate of 60,000,000 shares of capital stock, consisting of 10,000,000 shares of Preferred Stock and 50,000,000 shares of Common Stock. The proposed amendment to the Articles of Incorporation would increase the number of authorized shares of Common Stock to 90,000,000, thus bringing the total number of authorized shares of capital stock for all classes to 100,000,000. This increase would be accomplished by amending Section 2.1 of Article Two of the Articles of Incorporation to read as follows:

2.1 Authorized Shares.    The total number of shares which the corporation is authorized to issue is one hundred million (100,000,000) shares, consisting of ninety million (90,000,000) shares of Common Stock having a par value of $.01 and ten million (10,000,000) shares of Preferred Stock having a par value of $.01.

To become effective, the amendment must be approved by the holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock, voting together, and a majority of the outstanding shares of Common Stock, voting as a separate class.

The Company’s Board of Directors approved the proposal to increase the number of authorized shares of Common Stock on September 1, 2002. As of August 15, 2002, there were approximately 34,939,178 shares of Common Stock outstanding or reserved for future issuance, leaving only 15,060,822 available for issuance for other purposes. The Board of Directors believes that it is in the Company’s best interests to increase the number of authorized but unissued shares of Common Stock in order to provide the Company with the flexibility to issue Common Stock without further action by the Company’s shareholders (unless required by law or regulation) for a variety of corporate purposes the Board may deem advisable. These purposes may include, among other things, the sale of stock to obtain additional capital funds, the purchase of property, the use of additional shares for various equity compensation and other employee benefit plans of the Company or of acquired companies, the acquisition of other companies and other bona fide purposes. Other than as generally described above, the Company has no present arrangements, agreements or understandings for the use of the additional shares proposed to be authorized. However, the Company is currently seeking equity financing to provide additional funding for operations and is exploring potential acquisitions and business combinations that might involve the issuance of additional equity. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the currently outstanding shares of Common Stock. Current shareholders do not have preemptive rights under the Company’s Articles of Incorporation, as amended, and will not have such rights with respect to these additional authorized shares of Common Stock. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current shareholders. Except for certain transactions requiring shareholder approval under the Washington Business Corporation Act, the Board of Directors may approve the issuance of authorized shares of Common Stock at such times, to such persons and for such consideration as it determines without prior approval of or ratification by the shareholders.

The proposed amendment to increase the number of authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to hinder the attempt by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential costs to acquire control of Fullplay. The amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a higher price that may be available. The proposed amendment may have the effect of permitting our current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. This proposal to increase the authorized Common Stock has been prompted by business and financial considerations. The Board of Directors is not aware of any attempt to take control of Fullplay, and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION.

SHAREHOLDER PROPOSALS

Any shareholder desiring to submit a proposal for action at the Company’s 2003 annual meeting of shareholders and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than June 11, 2003, which is 120 days prior to the anniversary of the date this proxy statement was first mailed to shareholders, in order to be considered for possible inclusion in the proxy statement for that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the SEC and other laws and regulations to which interested persons should refer.

In addition, in accordance with the Company’s by-laws, in order for matter to be properly brought before the 2003 annual meeting by a shareholder, notice of the matter must be received by the Company no later than June 11, 2003.

EXPENSES OF SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board of Directors, and the entire cost of such solicitation will be borne by Fullplay. Georgeson Shareholder will distribute proxy materials to beneficial owners and may solicit proxies by personal interview, mail, telephone and telegram, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held on the record date by such persons. The Company will pay Georgeson Shareholder a fee of $6,000 to cover its services and will reimburse Georgeson Shareholder for reasonable and necessary out of pocket disbursements. The Company may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. Solicitation may be by personal interview or telephone by directors, officers and other employees of Fullplay without special compensation.

OTHER MATTERS

Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

ANNUAL REPORT ON FORM 10-KSB

Copies of the Company’s Annual Report on Form 10-KSB as filed with the SEC for the year ended December 31, 2001 are being mailed concurrently with this proxy statement to all shareholders of record as of September 25, 2002. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. Shareholders not receiving a copy may obtain one without charge by mailing a request to Secretary, Fullplay Media Systems, Inc., 12600 S.E. 38th Street, Suite 150, Bellevue, Washington 98006.

IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

FULLPLAY MEDIA SYSTEMS, INC.

October 9, 2002
Bellevue, Washington

FULLPLAY MEDIA SYSTEMS, INC.
PROXY
PROXY
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting of Shareholders of Fullplay Media Systems, Inc. (the “Company”) and the related proxy statement dated October 9, 2002, hereby nominates, constitutes and appoints Dennis Tevlin, and Richard Barber, and each of them individually, proxies for the undersigned, with full power of substitution, to vote all stock of FULLPLAY MEDIA SYSTEMS, INC. which the undersigned is entitled to represent and vote at the 2002 annual meeting of shareholders of the Company to be held on November 20, 2002, at 3:00 p.m., and at any and all adjournments thereof, as fully as if the undersigned were present and voting at the meeting, such proxies being instructed to vote as specified below, or, to the extent not specified, for the election as directors of all nominees named below, FOR Proposal 2 and FOR Proposal 3, and to vote in their discretion on any other matters presented at the meeting or any adjournments thereof:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” EACH OF THE PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS HEREIN.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES NAMED BELOW, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

1.	ELECTION OF DIRECTORS
☐    FOR all nominees listed below                                                           ☐    WITHHOLD AUTHORITY to vote
(except as marked to the contrary below)                                                    for all nominees listed below
Nominees: Anthony Bay, James Cady, Peter Miller, John David Risher, and Dennis Tevlin.
(INSTRUCTIONS:    To withhold authority to vote for any nominee, strike a line through the nominee’s name in the list above.)

2.	RATIFICATION OF APPOINTMENT OF PETERSON SULLIVAN P.L.L.C. AS INDEPENDENT AUDITORS
☐    FOR                                    ☐    AGAINST                                 ☐    ABSTAIN
3.	APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 90,000,000
☐    FOR                                    ☐    AGAINST                                 ☐    ABSTAIN
4.	IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Dated:	, 2002

IMPORTANT—PLEASE SIGN AND DATE AND RETURN PROMPTLY	Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.